SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)……………...	July 6, 2004
China Energy Ventures Corp.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)
0-28345	72-1381282
(Commission File Number)	(IRS Employer Identification No.)
Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China	100738
(Address of Principal Executive Offices)	(Zip Code)
86-10-8518-2686
(Registrant’s Telephone Number, Including Area Code)

(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.

Not Applicable

Item 5. Other Events.

On April 21, 2004, the board of directors of China Energy Ventures Corp. (the “Registrant”) approved a private placement of a maximum of 30,000,000 common shares of the Registrant’s common stock at $0.50 per share.  Under the terms of the private placement the Registrant had until May 7, 2004 or such other date as the Registrant chose to close this private offering.

On July 6, 2004, the Registrant had received and accepted subscriptions totalling $8,050,000 for 16,100,000 shares of its common stock.

The Registrant must file a registration statement with the U.S. Securities and Exchange Commission within 60 days of the final closing (July 6, 2004) to register these shares.  Should the Registrant fail to file a registration statement in the allotted time frame, the Registrant is required to issue to each purchaser of the private placement an additional 0.2 common share for each share purchased by the purchaser under the private placement.

Item 6. Resignations of Registrant’s Directors.

Not Applicable

Item 7. Financial Statements and Exhibits.

Not Applicable

Item 8. Change in Fiscal Year.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY VENTURES CORP.
(Registrant)
Date:	July 6, 2004	By:	/s/ Thomas Milne
Thomas Milne Chief Financial Officer and Director